Exhibit 99.1

IAC REPORTS Q3 2014 RESULTS

NEW YORK— October 29, 2014—IAC (Nasdaq: IACI) released third quarter 2014 results today.

SUMMARY RESULTS

($ in millions except per share amounts)

	Q3 2014	Q3 2013	Growth
Revenue	$782.2	$756.9	3%

Adjusted EBITDA	134.6	163.5	-18%
Adjusted Net Income	82.0	111.4	-26%
Adjusted EPS	0.92	1.29	-29%

Operating Income	101.0	122.0	-17%
Net Income	326.8	96.9	237%
GAAP Diluted EPS	3.68	1.13	227%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

•                  Consolidated revenue increased 3% year-over-year driven by solid growth at The Match Group and strong growth at Vimeo and HomeAdvisor, partially offset by a modest decline at Search & Applications.

•                  The Match Group revenue increased 12% driven by 9% growth in Dating paid subscribers to over 3.6 million globally and contributions from The Princeton Review and FriendScout24, acquired on August 1, 2014 and August 31, 2014, respectively.

•                  In the Media segment, Vimeo grew revenue over 30% and surpassed 530,000 paid subscribers.

•                  In the eCommerce segment, HomeAdvisor revenue grew 20% with domestic service requests increasing 17%.

•                  Consolidated Adjusted EBITDA declined 18% versus the prior year driven by declines at The Match Group, Search & Applications and eCommerce. Consolidated Adjusted EBITDA declined 1% versus the prior year excluding $14.3 million in net gains in Q3 2013 related to the sales of Rezbook and Newsweek and the impact of $13.1 million of acquisition-related deferred revenue write-downs for The Princeton Review, FriendScout24 and SlimWare.

•                  Net Income and Adjusted Net Income in the current period reflect a benefit of $263.9 million and $12.8 million, respectively, due to the reduction in tax reserves related to the expiration of the statutes of limitations for federal income taxes for the years 2001 through 2009.  These benefits positively impacted GAAP Diluted EPS and Adjusted EPS by $2.97 and $0.14, respectively.

•                  IAC declared a quarterly cash dividend of $0.34 per share, payable on December 1, 2014 to IAC stockholders of record as of the close of business on November 15, 2014.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q3 2014	Q3 2013	Growth
	$ in millions
Revenue
Search & Applications	$394.7	$407.3	-3%
The Match Group	230.2	205.2	12%
Media	49.9	50.3	-1%
eCommerce	107.8	94.4	14%
Intercompany Elimination	(0.3)	(0.4)	2%
	$782.2	$756.9	3%
Adjusted EBITDA
Search & Applications	$93.1	$98.5	-5%
The Match Group	61.4	69.3	-11%
Media	(7.7)	(4.5)	-70%
eCommerce	3.9	13.6	-72%
Corporate	(16.1)	(13.4)	-20%
	$134.6	$163.5	-18%
Operating Income (Loss)
Search & Applications	$80.4	$87.8	-8%
The Match Group	66.4	60.2	10%
Media	(8.7)	(5.6)	-57%
eCommerce	(1.6)	9.3	NM
Corporate	(35.5)	(29.6)	-20%
	$101.0	$122.0	-17%

Search & Applications

Websites revenue decreased 3% due primarily to a decline in revenue at Ask.com, partially offset by growth at About.com and the contribution of the “Owned & Operated” website businesses of ValueClick, Inc. (acquired January 10, 2014).  Applications revenue decreased 3% due primarily to lower queries in B2B (our partnership operations), partially offset by strong query growth in B2C (our direct to consumer downloadable applications business).  Adjusted EBITDA decreased primarily due to lower revenue and the impact of the write-off of $3.7 million of deferred revenue in connection with the April 1, 2014 acquisition of SlimWare, partially offset by the contribution of the ValueClick businesses.

The Match Group

Dating revenue grew 5% due to 6% growth in North America and 3% growth in International.  The growth in Dating revenue was driven by increased paid subscribers.  Non-dating(1) revenue, which benefited from the acquisition of The Princeton Review, grew over 350%.  Adjusted EBITDA decreased 11% due to the impact of the write-off of $9.3 million of deferred revenue in connection with The Princeton Review and FriendScout24 acquisitions and higher marketing spend at Dating, partially offset by higher revenue.  Operating income increased 10% as the current year was positively impacted by a $14.3 million contingent consideration fair value adjustment.

Note 1: Includes DailyBurn, Tutor.com and The Princeton Review.

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Media

Revenue decreased 1% due principally to a decline at Electus, partially offset by strong growth at Vimeo.  The Adjusted EBITDA loss was larger than the prior year due to a $5.8 million net gain in Q3 2013 related to the sale of Newsweek and increased investment in Vimeo in the current year, partially offset by lower Electus losses.

eCommerce

Revenue increased 14% due mainly to 20% growth at HomeAdvisor.  Adjusted EBITDA declined primarily due to the prior year benefiting from an $8.4 million gain on the sale of Rezbook (July 2013).

Corporate

Corporate Adjusted EBITDA loss increased due to higher compensation costs and professional fees.  Corporate operating loss reflects an increase of $3.1 million in non-cash compensation expense due primarily to the issuance of equity awards since the prior year.

OTHER ITEMS

Interest expense increased due to the issuance of the 4.875% Senior Notes due 2018 in November 2013.

Other income, net in Q3 2013 includes an $18.0 million pre-tax gain related to the sale of certain marketable equity securities.

The Q3 2014 income tax benefit of $59.8 million from continuing operations was primarily due to an $88.2 million reduction in tax reserves related to the expiration of the statutes of limitations for federal income taxes for the years 2001 through 2009 during Q3 2014.  The effective tax rate for Adjusted Net Income was 26% in Q3 2014, lower than the statutory rate due primarily to the $12.8 million reduction in tax reserves related to the expiration of the statutes of limitations for federal income taxes for the years 2001 through 2009 during Q3 2014.  The effective tax rates for continuing operations and Adjusted Net Income were 28% and 29%, respectively, in Q3 2013.

The Q3 2014 income tax benefit of $175.7 million to discontinued operations was due to the reduction in tax reserves related to the expiration of the statutes of limitations for federal income taxes for the years 2001 through 2009.  The total impact to Net Income was $263.9 million.

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LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2014, IAC had 83.8 million common and class B common shares outstanding.  As of October 24, 2014, the Company had 8.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of September 30, 2014, IAC had $1.1 billion in cash and cash equivalents and marketable securities as well as $1.1 billion in long-term debt.  The Company has $300 million in unused borrowing capacity under its revolving credit facility.

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OPERATING METRICS

	Q3 2014	Q3 2013	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$209.1	$215.8	-3%
Applications (b)	185.6	191.5	-3%
Total Revenue	$394.7	$407.3	-3%

Websites Page Views (c)	7,906	8,843	-11%
Applications Queries (d)	4,456	5,341	-17%

THE MATCH GROUP
Dating Revenue (in millions)
North America (e)	$142.5	$134.4	6%
International (f)	68.9	66.7	3%
Total Dating Revenue	$211.4	$201.1	5%

Dating Paid Subscribers (in thousands)
North America (e)	2,462	2,230	10%
International (f)	1,149	1,078	7%
Total Dating Paid Subscribers	3,611	3,308	9%

HOMEADVISOR (in thousands)
Domestic Service Requests (g)	1,903	1,630	17%
Domestic Accepts (h)	2,164	1,895	14%

International Service Requests (g)	264	257	3%
International Accepts (h)	317	308	3%

(a)   Websites revenue is principally composed of Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com, PriceRunner.com and Ask.fm.

(b)   Applications revenue includes B2C, B2B and SlimWare.

(c)    Websites page views include Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com and PriceRunner.com.

(d)   Applications queries include B2C and B2B.

(e)    North America includes Match.com, Chemistry, People Media, OkCupid and other dating businesses operating within the United States and Canada.

(f)      International includes all dating businesses operating outside of the United States and Canada.

(g)   Fully completed and submitted customer service requests on HomeAdvisor.

(h)   The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	10/24/14	Dilution at:

Share Price			$62.26	$65.00	$70.00	$75.00	$80.00

Absolute Shares as of 10/24/14	83.8		83.8	83.8	83.8	83.8	83.8

RSUs and Other	5.9		5.9	5.6	5.3	5.0	4.7
Options	6.8	$40.81	2.4	2.6	2.8	3.1	3.3

Total Dilution			8.3	8.2	8.2	8.1	8.1
% Dilution			9.0%	8.9%	8.9%	8.8%	8.8%
Total Diluted Shares Outstanding			92.1	92.0	92.0	91.9	91.9

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q3 financial results on Wednesday, October 29, 2014, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at www.iac.com/investors.htm.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$782,231	$756,872	$2,278,793	$2,298,532
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	226,192	248,856	646,486	777,527
Selling and marketing expense	276,623	248,282	848,121	738,349
General and administrative expense	108,193	75,977	312,728	275,216
Product development expense	39,686	35,232	117,059	104,401
Depreciation	14,133	13,489	44,208	44,541
Amortization of intangibles	16,451	13,032	41,836	45,247
Total operating costs and expenses	681,278	634,868	2,010,438	1,985,281

Operating income	100,953	122,004	268,355	313,251

Equity in losses of unconsolidated affiliates	(612)	(3,253)	(9,397)	(4,422)
Interest expense	(14,009)	(7,623)	(42,119)	(22,944)
Other income (expense), net	4,113	16,719	(58,810)	18,373
Earnings from continuing operations before income taxes	90,445	127,847	158,029	304,258
Income tax benefit (provision)	59,816	(36,126)	8,542	(101,288)
Earnings from continuing operations	150,261	91,721	166,571	202,970
Earnings from discontinued operations, net of tax	175,730	3,914	174,048	1,902
Net earnings	325,991	95,635	340,619	204,872
Net loss attributable to noncontrolling interests	821	1,305	4,082	3,995
Net earnings attributable to IAC shareholders	$326,812	$96,940	$344,701	$208,867

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$1.81	$1.12	$2.05	$2.47
Diluted earnings per share from continuing operations	$1.70	$1.08	$1.93	$2.39

Basic earnings per share	$3.91	$1.17	$4.15	$2.50
Diluted earnings per share	$3.68	$1.13	$3.91	$2.41

Dividends declared per common share	$0.34	$0.24	$0.82	$0.72

Non-cash compensation expense by function:
Cost of revenue	$453	$700	$904	$2,001
Selling and marketing expense	775	820	1,628	2,000
General and administrative expense	14,094	11,478	35,753	31,685
Product development expense	2,010	1,367	5,212	3,162
Total non-cash compensation expense	$17,332	$14,365	$43,497	$38,848

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	September 30,	December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$931,712	$1,100,444
Marketable securities	119,049	6,004
Accounts receivable, net	235,035	207,408
Other current assets	169,483	161,530
Total current assets	1,455,279	1,475,386

Property and equipment, net	300,955	293,964
Goodwill	1,799,440	1,675,323
Intangible assets, net	511,255	445,336
Long-term investments	117,235	179,990
Other non-current assets	54,246	164,685
TOTAL ASSETS	$4,238,410	$4,234,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, trade	$74,908	$77,653
Deferred revenue	208,973	158,206
Accrued expenses and other current liabilities	369,812	351,038
Total current liabilities	653,693	586,897

Long-term debt	1,080,000	1,080,000
Income taxes payable	34,701	416,384
Deferred income taxes	422,630	320,748
Other long-term liabilities	36,651	58,393

Redeemable noncontrolling interests	33,910	42,861

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	252	251
Class B convertible common stock	16	16
Additional paid-in capital	11,399,355	11,562,567
Retained earnings (accumulated deficit)	283,523	(32,735)
Accumulated other comprehensive loss	(46,768)	(13,046)
Treasury stock	(9,661,350)	(9,830,317)
Total IAC shareholders’ equity	1,975,028	1,686,736
Noncontrolling interests	1,797	42,665
Total shareholders’ equity	1,976,825	1,729,401
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,238,410	$4,234,684

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Nine Months Ended September 30,
	2014	2013

Cash flows from operating activities attributable to continuing operations:
Net earnings	$340,619	$204,872
Less: earnings from discontinued operations, net of tax	174,048	1,902
Earnings from continuing operations	166,571	202,970
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	43,497	38,848
Depreciation	44,208	44,541
Amortization of intangibles	41,836	45,247
Impairment of long-term investments	64,281	—
Excess tax benefits from stock-based awards	(41,320)	(26,430)
Deferred income taxes	88,739	(5,939)
Equity in losses of unconsolidated affiliates	9,397	4,422
Acquisition-related contingent consideration fair value adjustments	(13,781)	6,339
Gain on sales of long-term investments	(3,498)	(18,141)
Gain on sales of assets	(78)	(14,755)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(12,779)	10,810
Other assets	(8,735)	(19,916)
Accounts payable and other current liabilities	(24,183)	(6,159)
Income taxes payable	(114,584)	48,136
Deferred revenue	41,667	(1,406)
Other, net	13,423	15,763
Net cash provided by operating activities attributable to continuing operations	294,661	324,330
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(244,482)	(39,457)
Capital expenditures	(39,033)	(64,114)
Proceeds from maturities and sales of marketable debt securities	998	12,502
Purchases of marketable debt securities	(110,886)	—
Proceeds from sales of long-term investments	11,107	42,286
Purchases of long-term investments	(17,703)	(26,605)
Other, net	817	8,904
Net cash used in investing activities attributable to continuing operations	(399,182)	(66,484)
Cash flows from financing activities attributable to continuing operations:
Principal payment on long-term debt	—	(15,844)
Purchase of treasury stock	—	(168,376)
Dividends	(68,505)	(58,882)
Issuance of common stock, net of withholding taxes	(4,823)	6,456
Excess tax benefits from stock-based awards	41,320	26,430
Purchase of noncontrolling interests	(30,328)	(55,561)
Funds returned from escrow for Meetic tender offer	12,354	—
Acquisition-related contingent consideration payment	(7,373)	—
Other, net	(1,397)	(3,386)
Net cash used in financing activities attributable to continuing operations	(58,752)	(269,163)
Total cash used in continuing operations	(163,273)	(11,317)
Total cash (used in) provided by discontinued operations	(171)	2,257
Effect of exchange rate changes on cash and cash equivalents	(5,288)	735
Net decrease in cash and cash equivalents	(168,732)	(8,325)
Cash and cash equivalents at beginning of period	1,100,444	749,977
Cash and cash equivalents at end of period	$931,712	$741,652

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Nine Months Ended September 30,
	2014	2013
Net cash provided by operating activities attributable to continuing operations	$294.7	$324.3
Capital expenditures	(39.0)	(64.1)
Tax refunds related to sales of a business and an investment	(0.8)	(0.6)
Free Cash Flow	$254.8	$259.6

For the nine months ended September 30, 2014, consolidated Free Cash Flow decreased $4.8 million primarily due to lower Adjusted EBITDA and higher interest payments, partially offset by lower income tax payments and capital expenditures.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net earnings attributable to IAC shareholders	$326,812	$96,940	$344,701	$208,867
Non-cash compensation expense	17,332	14,365	43,497	38,848
Amortization of intangibles	16,451	13,032	41,836	45,247
Acquisition-related contingent consideration fair value adjustments	(14,281)	632	(13,781)	6,339
Gain on sale of VUE interests and related effects	(50,542)	1,015	(48,588)	3,032
Discontinued operations, net of tax	(175,730)	(3,914)	(174,048)	(1,902)
Impact of income taxes and noncontrolling interests	(38,068)	(10,629)	(56,836)	(33,377)
Adjusted Net Income	$81,974	$111,441	$136,781	$267,054

GAAP Basic weighted average shares outstanding	83,591	83,094	83,088	83,636
Options and RSUs, treasury method	5,199	2,978	5,167	3,032
GAAP Diluted weighted average shares outstanding	88,790	86,072	88,255	86,668
Impact of RSUs	385	530	325	442
Adjusted EPS weighted average shares outstanding	89,175	86,602	88,580	87,110

Diluted earnings per share	$3.68	$1.13	$3.91	$2.41

Adjusted EPS	$0.92	$1.29	$1.54	$3.07

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended September 30, 2014
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$93.1	$—	$(3.6)	$(9.1)	$—	$80.4
The Match Group	61.4	(0.1)	(5.8)	(3.3)	14.3	66.4
Media	(7.7)	(0.2)	(0.2)	(0.6)	—	(8.7)
eCommerce	3.9	(0.1)	(2.0)	(3.3)	—	(1.6)
Corporate	(16.1)	(16.9)	(2.6)	—	—	(35.5)
Total	$134.6	$(17.3)	$(14.1)	$(16.5)	$14.3	$101.0

	For the three months ended September 30, 2013
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$98.5	$—	$(3.9)	$(6.9)	$—	$87.8
The Match Group	69.3	(0.3)	(5.0)	(3.2)	(0.6)	60.2
Media	(4.5)	(0.2)	(0.5)	(0.3)	—	(5.6)
eCommerce	13.6	—	(1.6)	(2.7)	—	9.3
Corporate	(13.4)	(13.8)	(2.4)	—	—	(29.6)
Total	$163.5	$(14.4)	$(13.5)	$(13.0)	$(0.6)	$122.0

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the nine months ended September 30, 2014
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$266.5	$—	$(13.1)	$(24.8)	$—	$228.5
The Match Group	178.2	(0.3)	(17.2)	(6.8)	13.6	167.4
Media	(24.5)	(0.5)	(0.7)	(1.6)	0.2	(27.1)
eCommerce	11.2	(0.1)	(5.6)	(8.6)	—	(3.1)
Corporate	(47.2)	(42.5)	(7.5)	—	—	(97.3)
Total	$384.1	$(43.5)	$(44.2)	$(41.8)	$13.8	$268.4

	For the nine months ended September 30, 2013
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$298.4	$—	$(14.1)	$(20.2)	$—	$264.1
The Match Group	184.9	(0.5)	(14.6)	(12.8)	(6.3)	150.7
Media	(11.7)	(0.6)	(1.6)	(0.8)	—	(14.7)
eCommerce	18.8	—	(7.3)	(11.4)	—	0.2
Corporate	(42.3)	(37.7)	(7.0)	—	—	(86.9)
Total	$448.2	$(38.8)	$(44.5)	$(45.2)	$(6.3)	$313.3

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) non-cash compensation expense; (2) depreciation; and (3) acquisition-related items consisting of  (i) amortization of intangible assets and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, (3) income or loss effects related to IAC’s former passive ownership in VUE, and (4) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges, which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

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IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs are included only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  We view the true cost of stock options, restricted stock units and performance-based RSUs as the dilution to our share base, and such awards are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Amortization of intangible assets and goodwill and intangible asset impairments are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on October 29, 2014, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: The Match Group, which consists of dating, education and fitness businesses with brands such as Match.com, OkCupid, Tinder, The Princeton Review and DailyBurn; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and Shoebuy.  IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries.  The Company is headquartered in New York City and has offices worldwide. To view a full list of IAC companies, please visit www.iac.com.

Contact Us

IAC Investor Relations

Mark Schneider / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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